                                                                     Exhibit (m)

(NEW YORK LIFE LOGO)

AD105 VUL2000 ILLUSTRATION SAMPLE CALCULATION

Illustrated contractowner:

     Male Issue Age 36 Preferred Risk Class, $3,000 Planned Annual Premium, 100% Allocated to the Separate Account, Face Amount $250,000, Life Insurance Benefit Option 1. No policy loans or partial withdrawals have been assumed.

Current Cost of Insurance Rates

Hypothetical Gross Annual Investment Return = 10.00%

Assumed Asset Charges = 0.81%

POLICY VALUE

POLICY VALUE = [BEGINNING POLICY VALUE + NET PREMIUM - MONTHLY DEDUCTION] X
               NET INVESTMENT FACTOR

DERIVATION OF ANNUAL SEPARATE ACCOUNT RATE OF RETURN FROM GROSS RATE OF RETURN

     Net Separate Account Rate of Return = 9.11% =

     [(1 + Gross Separate Account Rate of Return) ## (1/365) - (Assumed Asset Charge/365)] ## 365 - 1

     [(1 + 10.00%) ## (1/365) - (0.81% / 365)] ## 365 - 1

* Asset charges vary by investment division: Actual Asset Charges deducted from Gross Rate of Return will vary with the contractowner's allocation of premium and policy value between the available investment divisions and the fixed account. Asset charges represent investment advisory fees and other expenses paid by the portfolios.

HOW THE PERIODIC DEDUCTION OR COST OF INSURANCE AND OTHER CONTRACT CHARGES ARE MADE

NET PREMIUM = Gross Premium - Premium Load

     The Premium Load equals 6.00% of Gross Premium received, up to the Surrender Charge Premium.

     The Premium Load equals 4.5% of Gross Premium received in excess of the Surrender Charge Premium.

Monthly Deduction = COI Deduction + Deferred Sales Expense + Administrative Charge + M&E Charge

     For example, on the fifth policy anniversary for a Male, Preferred, Issue Age 36:

     Net Premium = $3,000 x (1 - 0.06) = $2,820

          COI DEDUCTION = (Death Benefit / 1.0032737 - Policy Value) x Monthly
                                                                       COI Rate

               The current Monthly COI Rate is 0.00011

               The illustrated Death Benefit is $250,000.

               Policy Value = End of year 4 Policy Value +
               Net Premium Received = $11,772.42 + $2,820.00 = $14,592.42

               COI Deduction = (250,000 /1.0032737 - 14,592.42) x (0.00011) =
               $25.81

          MONTHLY CONTRACT FEE = $10 per month in Policy Years 2 and later

          SEPARATE ACCOUNT ADMINISTRATIVE CHARGE = (0.0500%) x (Policy Value)

               Policy Value = End of year 4 Policy Value + Net Premium Received = $11,772.42 + $2,820.00 = $14,592.42

               Separate Account Administrative Charge = (0.0125%) x (14,592.42) = $1.82

          M&E CHARGE = (0.0417%) x (Policy Value allocated to the Separate
                                                     Account)

               Policy Value = End of year 4 Policy Value + Net Premium Received = $11,772.42 + $2,820.00 = $14,592.42

               M&E Charge = (0.0417%) x (14,592.42) = $6.08

          The Monthly Deduction, year 5 month 1 = $25.81 + $10.00 + $1.82 + $6.08 = $43.71

NET INVESTMENT FACTOR

The Net Investment Factor is calculated on every day in which the New York Stock Exchange is open. The Net Investment Factor is defined in the contract as (1) divided by (2) where:

          (1)  Is the net result of:

               - The net asset value per share of the portfolio held in the separate account at the end of the current valuation period, plus

               - The per share amount of any dividend or capital gain distribution made by the portfolio during the current valuation period, minus

               -    Any charges against the assets of the Investment Division

          (2) Is the net asset value per share of the portfolio held in the separate account at the end of the last prior valuation period.

     For the illustration, a hypothetical monthly net investment factor is calculated which is equivalent to a 9.11% net annual effective rate of return:

          MONTHLY NET INVESTMENT FACTOR (HYPOTHETICAL) = (1 + 9.11%) ## (1/12)

     For the end of month 1, Policy year 5:

          Net Investment Factor = (1.0911) ## (1/12) = 1.0072920

     The following is a detailed representation of the interim policy value calculations during Policy Year 5:

                                                                                                           Monthly
         Beginning                Value              Monthly                                    Value        Net
Policy    Policy        Net       After       COI    Contract    Admin     M&E     Monthly      After     Investment
 Month     Value      Premium    Premium    Charge     Fee      Charge   Charge   Deduction   Deduction     Factor
------   ---------   --------   ---------   ------   --------   ------   ------   ---------   ---------   ----------
   1     11,772.42   2,820.00   14,592.42    25.81     10.00      1.82    6.08      43.71     14,548.71    1.0072920
   2     14,654.80       0.00   14,654.80    25.80     10.00      1.83    6.11      43.74     14,611.06    1.0072920
   3     14,717.61       0.00   14,717.61    25.79     10.00      1.84    6.13      43.76     14,673.85    1.0072920
   4     14,780.84       0.00   14,780.84    25.78     10.00      1.85    6.16      43.79     14,737.05    1.0072920
   5     14,844.52       0.00   14,844.52    25.78     10.00      1.86    6.19      43.83     14,800.69    1.0072920
   6     14,908.62       0.00   14,908.62    25.77     10.00      1.86    6.21      43.84     14,864.78    1.0072920
   7     14,973.17       0.00   14,973.17    25.76     10.00      1.87    6.24      43.87     14,929.30    1.0072920
   8     15,038.16       0.00   15,038.16    25.76     10.00      1.88    6.27      43.91     14,994.25    1.0072920
   9     15,103.60       0.00   15,103.60    25.75     10.00      1.89    6.29      43.93     15,059.67    1.0072920
  10     15,169.48       0.00   15,169.48    25.74     10.00      1.90    6.32      43.96     15,125.52    1.0072920
  11     15,235.82       0.00   15,235.82    25.73     10.00      1.90    6.35      43.98     15,191.84    1.0072920
  12     15,302.61       0.00   15,302.61    25.73     10.00      1.91    6.38      44.02     15,258.59    1.0072920

SURRENDER VALUE

     Surrender Charges are calculated as:

     The lesser of: 50% of the total premium payments under the policy less the cumulative monthly contract charge incurred for the first 3 Policy Years or a Percentage of the Surrender Charge Premium

     Through year 5, the total premium payments = $15,000

     The cumulative monthly contract charge for the first 3 Policy years = (30x12) + (10x12) + (10x12) = $600

     The difference = $15,000 -$600 = $14,400

     In year 5, the percentage applied to calculate the Surrender Charge Premium is 86%

     The Surrender Charge Premium per thousand for a Male Preferred, Issue Age 36 is 15.71

     Percentage of the Surrender Charge Premium = (86% x 15.71 x 250) =
     $3,377.65

     The Surrender Charge = lesser of $14,400 and $3,377.65 = $3,377.65

     Surrender Value = Policy Value - Surrender Charge

     Surrender Value, End of Year 5 = 15,369.86 - 3,377.65 = $11,992.21

DEATH BENEFITS

     The Life Insurance Benefit Option 1 equals the greater of:

          -    The face amount on the date of death, or

          - The percentage of the policy value shown in the Compliance with Federal Laws Provision.

     For a Male contractowner of attained age 40, the percentage of the policy value in the Compliance with Federal Laws Provision is 250%

     Death Benefit, end of year 5 = the greater of

          -    Face Amount = $250,000, or

          -    250% x Policy Value = 2.50 x 15,369.86 = $38,424.65

     Death Benefit, end of year 5 = $250,000

HOW CALCULATIONS VARY FOR OTHER CONTRACT YEARS

MONTHLY DEDUCTION

     -    Monthly COI rates vary by attained age

     - Separate Account Administrative Charge rates decline with increasing Cash Value allocated to Separate Account

     -    Monthly Contract Fee = $30 per month in Policy Year 1

SURRENDER VALUE

     - Surrender Charge Premium varies by gender, issue age and classification of the insured as a smoker or non-smoker

     -    Percentage applied to Surrender Charge Premium varies by Policy Year

     -    Surrender Charge is zero in years 16 and later

     - Percentages applied to the Surrender Charge Premium for the illustrated contractowner in other contract years follow the schedule below:

POLICY     PERCENTAGE APPLIED TO
 YEAR    SURRENDER CHARGE PREMIUM
------   ------------------------
   1               100%
   2               100%
   3               100%
   4                93%
   5                86%
   6                79%
   7                72%
   8                65%
   9                58%
  10                51%
  11                44%
  12                37%
  13                29%
  14                19%
  15                 9%
  16+                0%

DEATH BENEFIT

     - Death Benefits may exceed the Face Amount according to the Compliance with Federal Laws Provision.